SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):        6/25/02


Residential Asset Mortgage Products, GMACM Mortgage Loan Trust, Series 2002-GH1 (Exact name of registrant as specified in its charter)


Delaware            333-42510            41-1955181
(State or Other Jurisdiction           (Commission      (I.R.S. Employer
of Incorporation)                        File Number)     Identification No.)


8400 Normandale Lake Blvd., Ste. 250
Minneapolis, MN                                     55437
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:
Item 5. Other Events

        On June 25, 2002 a scheduled distribution was made from the Trust to holders of the Certificates.  The Trustee has caused to be filed with
        the Commission, the Monthly Report dated         6/25/02
        The Monthly Report is filed pursuant to and in accordance with
        (1) numerous no-action letters (2) current Commission policy in the area.





        A.   Monthly Report Information
             See Exhibit No.1


        B.   Have and deficiencies occurred?  NO.
                    Date:
                    Amount:

        C.   Item 1: Legal Proceedings:  NONE

        D.   Item 2: Changes in Securities:   NONE

        E.   Item 4: Submission of Matters to a Vote of
             Certificateholders:  NONE

        F. Item 5: Other Information - Form 10-Q, PartII - Items 1,2,4,5 if applicable: NOT APPLICABLE


Item 7. Monthly Statements and Exhibits
        Exhibit No.

   1.)      Monthly Distribution Report D        6/25/02


GMACM Mortgage Loan Trust
  Series 2002-GH1

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:      June 25, 2002

DISTRIBUTION SUMMARY

        Original	 Beginning              Principal
 Class	Balance		 Balance               Distribution
A	440,703,000.00	411,395,942.35	13,242,007.76
M-1	16,322,000.00	16,322,000.00	0.00
M-2	4,664,000.00	4,664,000.00	0.00
B	4,663,000.00	4,663,000.00	0.00
R	0.00		0.00		0.00
Totals	466,352,000.00	437,044,942.35	13,242,007.76









     Pass-Through Rate    Interest Distribution
A	2.14		684,745.69
M-1	2.54		32,245.02
M-2	3.14		11,390.52
B	3.74		13,564.15
R	0		0.00
Totals			741,945.38



            Ending Balance
A	398,153,934.59
M-1	16,322,000.00
M-2	4,664,000.00
B	4,663,000.00
R	0.00
Totals	423,802,934.59




     AMOUNTS PER $1,000 UNIT

Class	Cusip	        Principal	Interest	Ending Cert.
		        Distribution	Distribution	Notional
				                        Balance
A	36185NRS1	30.04746452	1.553757725	903.4518362
M-1	36185NRT9	0		1.975555556	1000
M-2	36185NRU6	0		2.442222222	1000
B	36185NRV4	0		2.908888889	1000
R			0		0		0
Totals			28.39487717	1.590955716	908.7619107





        SIGNATURES
        Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMACM Mortgage Loan Trust
  Series 2002-GH1


                        By: /s/ Keith Richardson
                        Name:  Keith Richardson
                        Title:  Vice President
                        Bank One, NA